Exhibit (a)(4)

                             GLOBAL GROWTH PORTFOLIO
                   (formerly called Information Age Portfolio)


                        AMENDMENT TO DECLARATION OF TRUST


     AMENDMENT, to be effective January 1, 2004 to the Declaration of Trust made June 1, 1995 (as amended) (hereinafter called the "Declaration") of Information Age Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office.


     WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;


     NOW, THEREFORE, the undersigned Trustees, do hereby amend the Declaration as of October 20, 2003 in the following manner:


     1. The caption at the head of the Declaration is hereby amended to read as follows:

                             GLOBAL GROWTH PORTFOLIO


     2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:


                                    ARTICLE I


     1.1. Name. The name of the trust created hereby (the "Trust") shall be Global Growth Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

     IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 20th day of October 2003.



/s/ Jessica M. Bibliowicz                       /s/ William H. Park
-----------------------------                   ----------------------------
Jessica M. Bibliowicz                           William H. Park

/s/ Edward K.Y. Chen                            /s/ Ronald A. Pearlman
------------------------------                  ----------------------------
Edward K. Y. Chen                               Ronald A. Pearlman

/s/ Robert Lloyd George                         /s/ Norton H. Reamer
------------------------------                  ----------------------------
Robert Lloyd George                             Norton H. Reamer

/s/ James B. Hawkes                             /s/ Lynn A. Stout
-------------------------------                 ----------------------------
James B. Hawkes                                 Lynn A. Stout

/s/ Samuel L. Hayes, III
------------------------------
Samuel L. Hayes, III